Warby Parker Announces Fourth Quarter and Full Year 2021 Results
2021 revenue increased 37% to $540.8 million
Active customers increased 22% to 2.20 million

NEW YORK, March 17, 2022. Warby Parker Inc. (NYSE: WRBY) (the “Company”), a direct-to-consumer lifestyle brand focused on vision for all, today announced financial results for the fourth quarter and full year ended December 31, 2021.
“2021 was a milestone year for Warby Parker, and one filled with moments that reinforce our commitment to driving scale and creating impact,” said Co-Founder and Co-CEO Neil Blumenthal. “Despite the ongoing impacts of the pandemic, our 2021 performance reflects the strength of our brand, our unique value proposition, and the resilience of our highly engaged team as we continue to deliver long-term sustainable growth. As we turn the page to 2022, we’ve never been more energized by the possibilities in front of us.”
“We operate in a large and growing category and are emerging from the pandemic in a position of strength. During 2021, our business grew significantly, expanded profitability, and gained share,” added Co-Founder and Co-CEO Dave Gilboa. “From broadening our glasses, contacts, and exam offerings to opening 40 new stores and introducing first-to-market digital tools, this year we look forward to solving more problems, delighting more customers, and creating even more value and impact for our stakeholders.”
Fourth Quarter and Full Year 2021 Highlights
•Full year net revenue increased $147.1 million, or 37.4%, to $540.8 million compared to full year 2020 and increased 46.0% compared to full year 2019.
•Fourth quarter net revenue increased $20.1 million, or 17.8%, to $132.9 million compared to the fourth quarter of 2020 and increased 41.9% compared to the fourth quarter of 2019.
•Increased active customers 21.5% to 2.20 million year over year.
•Average revenue per customer increased 13.0% year over year to $246.
•Full year GAAP net loss of $144.3 million.
•Full year adjusted EBITDA of $24.9 million, with adjusted EBITDA margin improvement of 270 basis points year over year to 4.6%.
•Opened 35 new stores during the year, ending 2021 with 161 stores.
•Doubled full year revenue of our contact lens offering year over year.
•Maintained 80+ Net Promoter Score.
•Opened second in-house optical lab strengthening Warby Parker’s vertically integrated supply chain.
•Reached over 10 million pairs of glasses distributed through Warby Parker’s Buy a Pair, Give a Pair Program.
•Became the first public benefit corporation to go public through a direct listing.

Fourth Quarter 2021 Financial Results
For the fourth quarter of 2021, compared to the fourth quarter of 2020:
•Net revenue increased $20.1 million, or 17.8%, to $132.9 million. Fourth quarter revenue was negatively impacted by the Omicron variant, with disruption heightened in the last weeks of December, coinciding with peak demand in the optical industry as customers seek to utilize flexible spending dollars ahead of December 31st expirations.
•Active customers increased by 390,000, or 21.5%, to 2.20 million.
•Gross profit dollars increased 17.0% to $76.3 million.
•Gross margin was 57.4% compared to 57.8% in the prior year. Gross margin for the fourth quarter of 2020 includes a benefit of approximately 70 basis points related to a tariff rebate received. Excluding this 2020 benefit, gross margin would have improved year over year, driven by the scaling of progressive lenses as well as benefits from continued inventory and product strategy optimization, partially offset by increased penetration of contacts lenses, reflecting Warby Parker’s strategy to grow its contact lens offering.
•Selling, general and administrative expenses (“SG&A”) increased $51.9 million to $122.1 million, primarily driven by an increase of $31.6 million in stock-based compensation expense and related employer payroll taxes. Excluding these expenses in both years, SG&A increased $73.3 million to $89.4 million, on an adjusted basis(1). On this basis, SG&A as a percentage of revenue increased 600 basis points to 67.3% from 61.3%, in-line with pre-pandemic spend levels, primarily driven by strategic investments in marketing to build awareness and support demand over the important holiday and flexible spending expiry season.
•Net loss increased $41.6 million to $45.9 million, primarily as a result of the increase in SG&A described above.
•Adjusted EBITDA(1) decreased $7.5 million to $(6.4) million.
•Adjusted EBITDA margin(1) decreased 570 basis points to (4.8)%.
•Warby Parker opened seven new stores during the quarter, bringing year-to-date openings to 35, and ended the year with 161 stores.
Due to the impact of COVID-19, Warby Parker is making full year 2021 financial comparisons against full years 2020 and 2019. The consolidated statements of operations for the fourth quarter and full year of 2019 are included in the tables at the end of this release for reference.
For the fourth quarter of 2021, compared to the fourth quarter of 2019:
•Net revenue increased $39.3 million, or 41.9%, to $132.9 million.
•Gross margin was 57.4%, compared to 57.0% in 2019, primarily driven by the scaling of progressive lenses as well as a benefits from continued inventory and product strategy optimization, partially offset by increased penetration of contacts lenses.
•SG&A increased $55.3 million to $122.1 million, primarily driven by an increase of $28.3 million in stock-based compensation expense and related employer payroll taxes. Excluding these expenses in both years, SG&A increased $99.7 million to $89.4 million, on an adjusted basis(1). On this basis, SG&A as a percentage of revenue increased 60 basis points, from 66.7% to 67.3%, primarily driven by strategic investments in marketing to build awareness and support demand over the important holiday and flexible spending expiry season, partially offset by leverage in corporate salaries and general corporate overhead as a result of net revenue growth outpacing expense growth.
•Net loss increased $34.0 million to $45.9 million, primarily as a result of the increase in SG&A described above.
•Adjusted EBITDA(1) decreased $1.3 million to $(6.4) million.
•Adjusted EBITDA margin(1) increased 60 basis points to (4.8)%.

Full Year 2021 Financial Results
For the full year 2021, compared to the full year 2020:
•Net revenue increased $147.1 million, or 37.4%, to $540.8 million.
•Active customers increased by 390,000, or 21.5%, to 2.20 million.
•Gross profit dollars increased 37.0% to $317.7 million.
•Gross margin was 58.8% compared to 58.9% in the prior year. Gross margin for full year 2020 includes a benefit of approximately 40 basis points related to a tariff rebate received. When excluding this 2020 benefit, gross margin expansion would have improved, primarily driven by the impact of the temporary closure of our retail stores in 2020 due to COVID-19, partially offset by increased penetration of contacts lenses, reflecting Warby Parker’s strategy to grow its contact lens offering.
•SG&A increased $173.8 million to $461.4 million, primarily driven an increase in stock-based compensation expense and related employer payroll taxes of $64.5 million, $28.3 million in direct listing expenses, and $7.8 million in expense from a stock donation to the Warby Parker Impact Foundation. Excluding these items SG&A increased $20.3 million, on an adjusted basis. On this basis(1), SG&A as a percentage of revenue improved by 320 basis points, from 61.6% to 58.4%, primarily as a result of net revenue growth outpacing SG&A expense growth as Warby Parker maintained disciplined management of its expense profile.
•Net loss increased $88.4 million to $144.3 million, primarily as a result of the increase in SG&A described above.
•Adjusted EBITDA(1) increased $17.2 million, or 224.6%, to $24.9 million.
•Adjusted EBITDA margin(1) increased 270 basis points to 4.6%.
•Warby Parker opened 35 net new stores, ending the year with 161 stores.

For the full year 2021, compared to the full year 2019:
•Net revenue increased $170.3 million, or 46.0%.
•Gross margin was 58.8%, compared to 60.2% in 2019, primarily driven by increased penetration of contacts in 2021 versus 2019.
•SG&A increased $236.6 million to $461.4 million, primarily driven by an increase in stock-based compensation expense and related employer payroll taxes of $28.3 million, $28.3 million in direct listing expenses, and $7.8 million in expense from a stock donation to the Warby Parker Impact Foundation.
Excluding these items, SG&A increased $27.0 million, on an adjusted basis. On this basis(1), SG&A as a percentage of revenue was flat at 58.4%, as strategic investments in marketing to build awareness and support growth were offset by leverage across salaries and corporate overhead as net revenue growth outpaced expense growth.
•Net loss increased $144.3 million to $144.3 million, primarily as a result of the increase in SG&A described above.
•Adjusted EBITDA(1) increased $3.0 million, or 13.7% to $24.9 million.
•Adjusted EBITDA margin(1) decreased 130 basis points to 4.6%.
Balance Sheet Highlights
Warby Parker ended 2021 with $256.4 million in cash and cash equivalents.
2022 Outlook
For the full year 2022, Warby Parker expects:
•Net revenue of $650 to $660 million, representing growth 20% to 22% versus full year 2021. This outlook includes the impact of approximately $15 million in lost sales, or 3 percentage points of growth, related to the disruption caused by Omicron to the start of the year.
•Adjusted EBITDA margin(1) of approximately 5.6% to 6.6%.
•40 new store openings bringing total store count to 201.
“While the end of 2021 and the start of 2022 were impacted by Omicron, we are incredibly proud to have delivered another year of robust growth,” said Chief Financial Officer Steve Miller. “And as we look ahead to 2022 and beyond, we are focused on executing Warby Parker’s distinct growth strategies to increase our 1% market share within the growing $160 billion eyewear market. At the heart of it all remains our team’s commitment to designing and delivering innovative products and services that will help the world see.”
The guidance and forward-looking statements made in this press release and on our conference call are based on management's expectations as of the date of this press release and do not incorporate future unknown direct or indirect impacts from further resurgences in COVID-19, including the Delta and Omicron variants.
(1) Please see the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure in the section titled “Non-GAAP Financial Measures” below.
Webcast and Conference Call
A conference call to discuss Warby Parker’s 2021 results as well as Q1 and 2022 outlook is scheduled for 8:00 a.m. ET today. To participate, please dial 844-200-6205 from the U.S. or 929-526-1599 from international locations. The conference passcode is 322754. A live webcast of the conference call will be available on the investors section of the Company’s website at investors.warbyparker.com where presentation materials will also be posted prior to the conference call. A replay will be made available online approximately two hours following the live call for a period of 90 days.
Forward-Looking Statements
This press release and the related conference call, webcast and presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, including expectations regarding achieving profitability and our GAAP and non-GAAP guidance for the for the quarter ending March 31, 2022 and the year ending December 31, 2022; management’s plans, priorities, initiatives and strategies; and expectations regarding growth of our business. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.
Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties include our ability to manage our future growth effectively; our expectations regarding cost of goods sold, gross margin, channel mix, customer mix, and selling, general, and administrative expenses; planned new retail stores in 2022 and going forward; increases in component and shipping costs and changes in supply chain; our ability to compete successfully; our ability to manage our inventory balances and shrinkage; our ability to engage our existing customers and obtain new customers; the growth of our brand awareness; the effects of the ongoing COVID-19 pandemic; the effects of seasonal trends on our results of operations; our ability to stay in compliance with extensive laws and regulations that apply to our business and operations; our ability to adequately maintain and protect our intellectual property and proprietary rights; our reliance on third parties for our products, operation and infrastructure; our duties related to being a public benefit corporation; the ability of our Co-Founders and Co-CEOs to exercise significant influence over all matters submitted to stockholders for approval; the effect of our multi-class structure on the trading price of our Class A common stock; and the increased expenses associated with being a public company. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company's expectations is included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the Securities and Exchange Commission (the “SEC”), and our Annual Report on Form 10-K for the year ended December 31, 2021, to be filed with the SEC. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.
Additional information regarding these and other factors that could affect the Company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC's website at www.sec.gov. Information contained on, or that is referenced or can be accessed through, our website does not constitute part of this document and inclusions of any website addresses herein are inactive textual references only.
Glossary
Active Customer is defined as a unique customer that has made at least one purchase of any product or service in the preceding 12-month period.
Average Revenue per Customer is defined as net revenue for a given period divided by the number of Active Customers as of the end of that same period.
Non-GAAP Financial Measures
We use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, Adjusted earnings per share, Adjusted cost of goods sold (“Adjusted COGS”), Adjusted gross profit, and Adjusted selling, general, and administrative expenses (“Adjusted SG&A”) as important indicators of our operating performance. Collectively, we refer to these non-GAAP financial measures as our “Non-GAAP Measures.” The Non-GAAP Measures, when taken collectively with our GAAP results, may be helpful to investors because they provide consistency and comparability with past financial performance and assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results.
Adjusted EBITDA is defined as net income (loss) before interest and other income (loss), taxes, and depreciation and amortization as further adjusted for stock-based compensation expense and related employer payroll taxes, non-cash charitable donations, and non-recurring costs such as direct listing or other transaction costs. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net revenue.
Adjusted net income is defined as net income (loss) adjusted for stock-based compensation expense and related employer payroll taxes, non-cash charitable donations, and non-recurring costs such as direct listing or other transaction costs, and as further adjusted for estimated income tax on such adjusted items.
Adjusted earnings per share is defined as Adjusted net income (loss) divided by weighted average shares outstanding.
Adjusted COGS is defined as cost of goods sold adjusted for stock-based compensation expense and related employer payroll taxes.
Adjusted gross profit is defined as net revenue minus Adjusted COGS.
Adjusted SG&A is defined as SG&A adjusted for stock-based compensation expense and related employer payroll taxes, non-cash charitable donations, and non-recurring costs such as direct listing or other transaction costs.
The Non-GAAP Measures are presented for supplemental informational purposes only. A reconciliation of historical GAAP to Non-GAAP financial information is included under “Selected Financial Information” below.

We have not reconciled our Adjusted EBITDA margin guidance to GAAP net income (loss) margin, or Net Margin, because we do not provide guidance for GAAP Net Margin due to the uncertainty and potential variability of stock-based compensation and taxes, which are reconciling items between GAAP Net Margin and Adjusted EBITDA margin. Because such items cannot be reasonably provided without unreasonable efforts, we are unable to provide a reconciliation of the Adjusted EBITDA Margin guidance to GAAP Net Margin. However, such items could have a significant impact on GAAP Net Margin.
About Warby Parker
Warby Parker (NYSE: WRBY) was founded in 2010 with a mission to inspire and impact the world with vision, purpose, and style–without charging a premium for it. Headquartered in New York City, the co-founder-led lifestyle brand pioneers ideas, designs products, and develops technologies that help people see, from designer-quality prescription glasses (starting at $95) and contacts, to eye exams and vision tests available online and in more than 160 retail stores across the U.S. and Canada.
Warby Parker aims to demonstrate that businesses can scale, do well, and do good in the world. Ultimately, the brand believes in vision for all, which is why for every pair of glasses or sunglasses sold, they distribute a pair to someone in need through their Buy a Pair, Give a Pair program. To date, Warby Parker has worked alongside its nonprofit partners to distribute more than 10 million glasses to people in need.

Selected Financial Information

Warby Parker Inc. and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(Amounts in thousands, except share data)

	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$256,416	$314,085
Accounts receivable, net	992	601
Inventory	57,095	38,468
Prepaid expenses and other current assets	13,477	6,779
Total current assets	327,980	359,933

Property and equipment, net	112,195	84,534
Other assets	471	284
Total assets	$440,646	$444,751

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$30,890	$40,788
Accrued expenses	60,840	34,270
Deferred revenue	22,073	26,550
Other current liabilities	4,301	3,722
Total current liabilities	118,104	105,330

Deferred rent	36,544	27,997
Other liabilities	—	3,011
Total liabilities	154,648	136,338
Commitments and contingencies
Redeemable convertible preferred stock, $.0001 par value, zero and 54,507,243 shares authorized; zero and 54,041,904 shares issued and outstanding as of December 31, 2021 and 2020, respectively	—	506,510
Stockholders’ deficit:
Common stock, $0.0001 par value; Series A: zero and 135,000,000 shares authorized, zero and 52,895,029 shares issued and outstanding as of December 31, 2021 and 2020, respectively; Series B: zero and 15,000,000 shares authorized, zero and 1,049,276 shares issued and outstanding as of December 31, 2021 and 2020, respectively, convertible to Series A on a one-to-one basis	—	5
Common stock, $0.0001 par value; Class A: 750,000,000 and zero shares authorized, 94,901,623 and zero shares issued and outstanding as of December 31, 2021 and 2020, respectively; Class B: 150,000,000 and zero shares authorized, 18,719,184 and zero shares issued and outstanding as of December 31, 2021 and 2020, respectively, convertible to Class A on a one-to-one basis	11	—
Additional paid-in capital	779,212	127,179
Accumulated deficit	(493,241)	(325,390)
Accumulated other comprehensive income	16	109
Total stockholders’ deficit	285,998	(198,097)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$440,646	$444,751

Warby Parker Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	2019	2021	2020	2019
Net revenue	$132,892	$112,837	$93,620	$540,798	$393,719	$370,463
Cost of goods sold	56,641	47,659	40,288	223,049	161,784	147,355
Gross profit	76,251	65,178	53,332	317,749	231,935	223,108

Selling, general, and administrative expenses	122,146	70,295	66,855	461,410	287,567	224,771
Loss from operations	(45,895)	(5,117)	(13,523)	(143,661)	(55,632)	(1,663)

Interest and other income (loss), net	105	529	379	(347)	(97)	1,939

(Loss) income before income taxes	(45,790)	(4,588)	(13,144)	(144,008)	(55,729)	276
Provision for income taxes	112	(287)	(1,288)	263	190	276
Net (loss) income	$(45,902)	$(4,301)	$(11,856)	$(144,271)	$(55,919)	$—

Deemed dividend upon redemption of redeemable convertible preferred stock	—	—	(711)	(13,137)	—	(57,537)
Net (loss) income attributable to common stockholders	$(45,902)	$(4,301)	$(12,567)	$(157,408)	$(55,919)	$(57,537)

Net loss per share attributable to common stockholders, basic and diluted	$(0.41)	$(0.08)	$(0.24)	$(2.21)	$(1.05)	$(1.10)
Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted	112,501,252	53,671,842	52,541,206	71,249,257	53,033,936	52,424,978

Warby Parker Inc. and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Year Ended December 31,
	2021	2020	2019
Cash flows from operating activities
Net (loss) income	$(144,271)	$(55,919)	$—
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	21,868	18,377	14,516
Stock-based compensation	107,148	44,913	8,499
Non-cash charitable contribution	7,757	—	—
Change in operating assets and liabilities:
Accounts receivable, net	(392)	517	(644)
Inventory	(18,624)	(10,020)	(12,610)
Prepaid expenses and other assets	(6,887)	(67)	(940)
Accounts payable	(11,114)	5,898	5,525
Accrued expenses	9,486	16,604	1,364
Deferred revenue	(4,478)	7,288	2,099
Other current liabilities	579	763	47
Deferred rent	8,547	2,149	3,570
Other liabilities	(1,613)	2,255	(32)
Net cash (used in) provided by operating activities	(31,994)	32,758	21,394
Cash flows from investing activities
Purchases of property and equipment	(48,513)	(20,070)	(32,632)
Net cash used in investing activities	(48,513)	(20,070)	(32,632)
Cash flows from financing activities
Proceeds from stock option and warrant exercises	20,035	1,330	297
Employee tax withholding remitted in connection with exercise or release of equity awards	(2,532)	—
Cancellation of options for consideration	—	—	(4,775)
Proceeds from repayment of related party loans	31,612	945	590
Repurchase of stock	(8,085)	—	(79,474)
Issuance of Series F redeemable convertible preferred stock, net of issuance costs	—	124,717	—
Issuance of Series G redeemable convertible preferred stock, net of issuance costs	—	118,944	—
Payment for Tender Offer	(18,031)	—	—
Borrowings from Credit Facility	—	30,900	—
Repayment of Credit Facility	—	(30,900)	—
Net cash provided by (used in) financing activities	22,999	245,936	(83,362)
Effect of exchange rates on cash	(161)	37	237
Net (decrease) increase in cash and cash equivalents	(57,669)	258,661	(94,363)
Cash and cash equivalents
Beginning of year	314,085	55,424	149,787
End of year	$256,416	$314,085	$55,424
Supplemental disclosures
Cash paid for income taxes	$356	$230	$369
Cash paid for interest	150	466	88
Non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	4,158	3,150	4,231
Related party loans issued in connection with stock option exercises	$13,827	$—	$16,175

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table reflects a reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure prepared in accordance with GAAP:

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	2019	2021	2020	2019
	(unaudited, in thousands)			(unaudited, in thousands)
Net loss	(45,902)	(4,301)	(11,855)	(144,271)	(55,919)	—
Adjusted to exclude the following:
Interest and other (loss), net	(105)	(529)	(379)	347	97	(1,939)
Provision for income taxes	112	(287)	(1,288)	263	190	276
Depreciation and amortization expense	6,551	5,007	4,043	21,960	18,377	15,032
Stock-based compensation expense(1)	32,945	1,164	4,418	110,543	44,913	8,499
Non-cash charitable donation(2)	—	—	—	7,757	—	—
Transaction costs(3)	—	—	—	28,262	—	—
Adjusted EBITDA	(6,399)	1,054	(5,061)	24,861	7,658	21,868
Adjusted EBITDA margin	(4.8)%	0.9%	(5.4)%	4.6%	1.9%	5.9%
(1)    Represents expenses related to the Company’s equity-based compensation programs, which may vary significantly from period to period depending upon various factors including the timing, number, and the valuation of awards granted, vesting of awards including the satisfaction of performance conditions, and the impact of repurchases of awards from employees. The amount includes $1.8 million and $3.4 million of employer payroll costs associated with the release of RSUs and option exercises for the three and twelve months ended December 31, 2021, respectively.
(2)    Represents charitable expense recorded in connection with the donation of 178,572 shares of Series A common stock to the Warby Parker Impact Foundation in August 2021.
(3)    Represents (i) costs directly attributable to the preparation for our Direct Listing and (ii) expenses incurred in connection with a cash tender offer completed in June 2021 (the “Tender Offer”).

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table presents our non-GAAP, or adjusted, financial measures for the periods presented as a percentage of revenue. Each cost and operating expense is adjusted for transaction costs, stock-based compensation expense and related employer payroll taxes, and a charitable stock donation.

	Reported			Adjusted			Reported			Adjusted
	Three Months Ended December 31,			Three Months Ended December 31,			Year Ended December 31,			Year Ended December 31,
	2021	2020	2019	2021	2020	2019	2021	2020	2019	2021	2020	2019
	(unaudited, in millions)			(unaudited, in millions)			(unaudited, in millions)			(unaudited, in millions)
Cost of goods sold	$56.6	$47.7	$40.3	$56.4	$47.7	$40.3	$223.0	$161.8	$147.4	$221.9	$161.8	$147.3
% of Revenue	42.6%	42.2%	43.0%	42.5%	42.2%	43.0%	41.2%	41.1%	39.8%	41.0%	41.1%	39.8%

Gross profit	$76.3	$65.2	$53.3	$76.5	$65.2	$53.3	$317.7	$231.9	$223.1	$318.9	$231.9	$223.1
% of Revenue	57.4%	57.8%	57.0%	57.5%	57.8%	57.0%	58.8%	58.9%	60.2%	59.0%	58.9%	60.2%

Selling, general, and administrative expenses	$122.1	$70.3	$66.9	$89.4	$69.1	$62.4	$461.4	$287.6	$224.8	$316.0	$242.7	$216.3
% of Revenue	91.9%	62.3%	71.4%	67.3%	61.3%	66.7%	85.3%	73.0%	60.7%	58.4%	61.6%	58.4%

Net (loss) income	$(45.9)	$(4.3)	$(11.9)	$(9.0)	$(2.4)	$(6.1)	$(144.3)	$(55.9)	$—	$1.8	$(7.6)	$6.1
% of Revenue	(34.5)%	(3.8)%	(12.7)%	(6.8)%	(2.1)%	(6.5)%	(26.7)%	(14.2)%	—%	0.3%	(1.9)%	1.7%

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table reflects a reconciliation of each non-GAAP, or adjusted, financial measure to its most directly comparable financial measure prepared in accordance with GAAP:

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	2019	2021	2020	2019
	(unaudited, in thousands)			(unaudited, in thousands)
Cost of goods sold	$56,641	$47,659	$40,288	$223,049	$161,784	$147,355
Adjusted to exclude the following:
Stock-based compensation expense(1)	223	—	3	1,145	1	14
Adjusted cost of goods sold	$56,418	$47,659	$40,285	$221,904	$161,783	$147,341

Gross profit	$76,251	$65,178	$53,332	$317,749	$231,935	$223,108
Adjusted to exclude the following:
Stock-based compensation expense(1)	223	—	3	1,145	1	14
Adjusted gross profit	$76,474	$65,178	$53,335	$318,894	$231,936	$223,122

Selling, general, and administrative expenses	$122,146	$70,295	$66,855	$461,410	$287,567	$224,771
Adjusted to exclude the following:
Stock-based compensation expense(1)	32,723	1,164	4,415	109,399	44,912	8,485
Non-cash charitable donation(2)	—	—	—	7,757	—	—
Transaction costs(3)	—	—	—	28,262	—	—
Adjusted selling, general, and administrative expenses	$89,423	$69,131	$62,440	$315,992	$242,655	$216,286

Net (loss) income	$(45,902)	$(4,301)	$(11,856)	$(144,271)	$(55,919)	$—
Provision for income taxes	112	(287)	(1,288)	263	190	276
(Loss) income before income taxes	(45,790)	(4,588)	(13,144)	(144,008)	(55,729)	276
Adjusted to exclude the following:
Stock-based compensation expense(1)	32,945	1,164	4,418	110,543	44,913	8,499
Non-cash charitable donation(2)	—	—	—	7,757	—	—
Transaction costs(3)	—	—	—	28,262	—	—
Adjusted provision for income taxes(4)	3,846	1,025	2,613	(765)	3,238	(2,627)
Adjusted net (loss) income	$(8,999)	$(2,399)	$(6,113)	$1,789	$(7,578)	$6,148

Less: undistributed adjusted net income attributable to participating securities	—	—	(711)	(13,137)	—	(57,537)
Adjusted net loss attributable to common stock	$(8,999)	$(2,399)	$(6,824)	$(11,348)	$(7,578)	$(51,389)

Weighted average shares - diluted	112,501,252	53,671,842	52,541,206	71,249,257	53,033,936	52,424,978
Adjusted diluted loss per share	$(0.08)	$(0.04)	$(0.13)	$(0.16)	$(0.14)	$(0.98)
(1)    Represents expenses related to the Company’s equity-based compensation programs, which may vary significantly from period to period depending upon various factors including the timing, number, and the valuation of awards granted, vesting of awards including the satisfaction of performance conditions, and the impact of repurchases of awards from employees. The amount includes $1.8 million and $3.4 million of employer payroll costs associated with the release of RSUs and option exercises for the three and twelve months ended December 31, 2021, respectively, of which zero and $0.2 million is included in COGS and $1.8 million and $3.2 million is included in SG&A for the three and twelve months ended December 31, 2021, respectively.

(2)    Represents charitable expense recorded in connection with the donation of 178,572 shares of Series A common stock to the Warby Parker Impact Foundation in August 2021.
(3)    Represents (i) costs directly attributable to the preparation for our Direct Listing and (ii) expenses incurred in connection with the Tender Offer.
(4)     The adjusted provision for income taxes is based on long-term estimated annual effective tax rates of 29.94%. The Company may adjust its adjusted tax rate as additional information becomes available or events occur which may materially affect this rate, including impacts from the rapidly evolving global tax environment, significant changes in our geographic mix, merger and acquisition activity, or changes in our business outlook.

Contacts
Investor Relations:
Tina Romani
Investors@warbyparker.com

Media:
Lena Griffin
lena@derris.com

Source: Warby Parker Inc.